Exhibit 99.2

Certification of Principal Financial Officer Pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Michael R. Hill, the Chief Financial Officer of Schuff International, Inc., certify that: (i) the Form 10-Q, for the quarterly period ended September 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q, for the quarterly period ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of Schuff International, Inc.

/s/ Michael R. Hill

Michael R. Hill, Chief Financial Officer